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                                                                  EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in BioTime, Inc.'s Registration Statements No. 33-56766, 33-88968, 333-30603 and 333-101651 on Form S-8 and
333-75300 on Form S-3 of our report dated February 16, 2002 relating to the financial statements of BioTime, Inc. as of and for the years ended December 31, 2001 and 2000, which report expresses an unqualified opinion and includes an explanatory paragraph related to the development stage of the Company's operations, appearing in the Annual Report on Form 10-K/A-1 of BioTime, Inc. for the year ended December 31, 2002.



/s/ DELOITTE & TOUCHE, LLP

San Francisco, California
April 11, 2003